SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

REPUBLIC BANCORP INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension Of Trading Under Registrant’s Employee Benefit Plans.

Pursuant to an Agreement and Plan of Merger between Republic Bancorp Inc. (the “Company”) and Citizens Banking Corporation (“Citizens”) dated as of June 26, 2006, the Company is expected to merge into Citizens (the “Merger”), provided that the Company’s shareholders approve the Merger, regulatory approval is obtained and certain other conditions are satisfied. In connection with the Merger, a temporary suspension of transactions involving the Republic Bancorp Inc. Tax Deferred Savings Plan (the “Plan”) is required in order to allow the Plan’s record keeper to process consideration elections made by participants in the Plan in connection with the Merger.

On October 13, 2006, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities in connection with the blackout period under the Plan. The blackout period for the Plan is expected to start at 4:00 pm on November 16, 2006. Assuming that the Merger is completed on December 29, 2006, it is currently expected that the blackout period will end during the week beginning January 15, 2007. However, due to the existence of certain conditions that must be satisfied or waived prior to the completion of the Merger, the Company is unable to assure that the Merger will be completed on December 29, 2006 (or at all) and it could potentially be completed prior to December 29, 2006. The Company will notify its directors and executive officers once the ending date of the blackout period has been determined. During the blackout period and for a period of two years after the ending date of the blackout period, any shareholder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Thomas F. Menacher at (989) 725-7337.

A copy of the notice dated October 13, 2006, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

The Special Meeting of Shareholders with respect to the previously announced proposed merger between Republic and Citizens Banking Corporation (“Citizens”) is expected to be held on November 30, 2006. The record date for the determination of shareholders entitled to vote has been set for close of business on October 13, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description No.
99.1	Notice sent to directors and executive officers of Republic Bancorp Inc. on October 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    REPUBLIC BANCORP INC.

Date: October 13, 2006	By: /s/ Thomas F. Menacher Name: Thomas F. Menacher
Its: Executive V.P., Treasurer and Chief Financial Officer